                                                                    EXHIBIT 24.1


                                POWER OF ATTORNEY



     Know All Men By These Presents, that the undersigned hereby constitutes and appoints ROBERT C. BUTLER, JAMES W. GUEDRY and JAMES P. MELICAN, and each of them (with full power to each of them to act alone), their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them on their behalf and in their name, place and stead, in any and all capacities, to sign, execute and affix their seal thereto and file any and all Form S-3 Registration Statements on behalf of International Paper Company, under the Securities Act of 1933, as amended, together with any and all amendments (including post-effective amendments) to such Form S-3 Registration Statements and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, with respect to the registration of any and all forms of securities, whether debt or equity or rights or warrants for debt or equity and including securities with conversion rights to another security or securities, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, for all intents and purposes, and that the undersigned hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.



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Executed on the date set forth opposite their names



Name                                    Title                        Date
- ----                                    -----                        ----

                               Chairman of the Board,           February 8, 1994
- --------------------------     Chief Executive Officer
(John A. Georges)              and Director


/s/ John T. Dillon             Executive Vice                   February 8, 1994
- --------------------------     President and Director
(John T. Dillon)


/s/ Willard C. Butcher         Director                         February 8, 1994
- --------------------------
(Willard C. Butcher)


/s/ Frederick B. Dent          Director                         February 8, 1994
- --------------------------
(Frederick B. Dent)


/s/ William M. Ellinghaus      Director                         February 8, 1994
- --------------------------
(William M. Ellinghaus)


                               Director                         February 8, 1994
- --------------------------
(Stanley C. Gault)


/s/ Thomas C. Graham           Director                         February 8, 1994
- --------------------------
(Thomas C. Graham)


/s/ Arthur G. Hansen           Director                         February 8, 1994
- --------------------------
(Arthur G. Hansen)


Name                                    Title                        Date
- ----                                    -----                        ----

/s/ William G. Kuhns           Director                         February 8, 1994
- --------------------------
(William G. Kuhns)


/s/ Donald F. McHenry          Director                         February 8, 1994
- --------------------------
(Donald F. McHenry)


/s/ Jane C. Pfeiffer           Director                         February 8, 1994
- --------------------------
(Jane C. Pfeiffer)


/s/ Samuel R. Pierce, Jr.      Director                         February 8, 1994
- --------------------------
(Samuel R. Pierce, Jr.)


/s/ Edmund T. Pratt, Jr.       Director                         February 8, 1994
- --------------------------
(Edmund T. Pratt, Jr.)


/s/ Roger B. Smith             Director                         February 8, 1994
- --------------------------
(Roger B. Smith)


/s/ Patrick F. Noonan          Director                         February 8, 1994
- --------------------------
(Patrick F. Noonan)